NOTICE OF OPTIONAL REDEMPTION
TO THE HOLDERS OF
9.500% SENIOR SECURED NOTES DUE 2017
OF
THERMON INDUSTRIES, INC.
CUSIP NUMBER 88362R AC1

NOTICE IS HEREBY GIVEN, pursuant to the Indenture, dated as of April 30, 2010 (the “Original Indenture”), between Thermon Industries, Inc., a Texas corporation and successor by merger to Thermon Finance, Inc., as issuer (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (the “Trustee”), and the First Supplemental Indenture, dated as of April 30, 2010 (together with the Original Indenture, the “Indenture”), among the Company, the Trustee and the guarantors party thereto, as follows:

(a)	The Company's 9.500% Senior Secured Notes due 2017 (the “Notes”) are hereby called for redemption in full. The CUSIP number of the Notes is 88362R AC1.

(b)	The redemption date (the “Redemption Date”) is May 20, 2013;

(c)
The redemption price (the “Redemption Price”) per Note is (i) 100% of the principal amount redeemed plus (ii) the Applicable Premium as of the redemption date, plus (iii) accrued and unpaid interest and Additional Interest, if any, each as of the Redemption Date;

(d)	The name and address of the Paying Agent for the Redemption are as follows:

The Bank of New York Mellon Trust Company, N.A.
Attn: Corporate Trust Redemptions
111 Sanders Creek Parkway
East Syracuse, NY 13057

(e)	The Notes must be surrendered to the Paying Agent to collect the Redemption Price for such Notes;

(f)
Unless the Company defaults in paying the Redemption Price with respect to, and upon valid tender of, the Notes, interest and Additional Interest, if any, on the Notes will cease to accrue on and after the Redemption Date;

(g)	The Notes are being redeemed pursuant to Section 3.07(d) of the Indenture and Section 5(d) of the Notes;

(h)
Neither the Company nor the Trustee makes any representation as to the correctness or accuracy of the CUSIP number either as printed on the Notes or as set forth in this Notice of Optional Redemption. Reliance may be placed only on the other identification numbers printed on the Notes, and this Notice of Optional Redemption shall not be affected by any defect in the CUSIP number set forth above, which is included solely for the convenience of the Holders.

(i)	Prior to or on the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the aggregate Redemption Price of all Notes to be redeemed.

Capitalized terms used herein but not defined have the respective meanings set forth in the Indenture.

THERMON INDUSTRIES, INC.

By: /s/ Jay Peterson
Name: Jay Peterson
Title: Chief Financial Officer